(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Separate Portfolios Trust

We consent to the use of our report dated July 25, 2014, incorporated herein by reference, for Voya Retirement Solution Income Fund (formerly, ING Retirement Solution Income Fund), Voya Retirement Solution 2020 Fund (formerly, ING Retirement Solution 2020 Fund), Voya Retirement Solution 2025 Fund (formerly, ING Retirement Solution 2025 Fund), Voya Retirement Solution 2030 Fund (formerly, ING Retirement Solution 2030 Fund), Voya Retirement Solution 2035 Fund (formerly, ING Retirement Solution 2035 Fund), Voya Retirement Solution 2040 Fund (formerly, ING Retirement Solution 2040 Fund), Voya Retirement Solution 2045 Fund (formerly, ING Retirement Solution 2045 Fund), Voya Retirement Solution 2050 Fund (formerly, ING Retirement Solution 2050 Fund), and Voya Retirement Solution 2055 Fund (formerly, ING Retirement Solution 2055 Fund), each a series of the Voya Separate Portfolios Trust (formerly, ING Separate Portfolios Trust), and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts
September 26, 2014